As filed with the Securities and Exchange Commission on November 27, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHWORTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

2765 Loker Avenue West
Delaware (State or Other Jurisdiction of Incorporation or Organization)	Carlsbad, California 92010 (Address of Principal Executive Offices Including Zip Code)	84-1052000 (I.R.S. Employer Identification No.)

ASHWORTH, INC.
2007 NONSTATUTORY STOCK OPTION PLAN
(Full Title of the Plan)

Halina Balys, Secretary
Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, California 92010
(Name and Address of Agent For Service)
(760) 438-6610
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum	Amount of
Title of Each Class of Securities to	Amount to be	Maximum Offering	Aggregate	Registration
be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee(2)
Common Stock, par value $0.001 per share	200,000	$4.83	$966,000	$29.66

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement (the “Registration Statement”) covers any additional shares of the Company’s common stock that become issuable under the 2007 Nonstatutory Stock Option Plan as a result of any stock dividend, stock split or other similar transaction. The Registration Statement also includes associated stock purchase rights under the Rights Agreement dated as of October 6, 1998, as amended, between the Company and Computershare Trust Company, N.A., as successor Rights Agent.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based on an Exercise Price of $5.48 for 100,000 shares of common stock to be registered and the average of the high and low price of our common stock on November 26, 2007 on the Nasdaq Global Market for the remaining 100,000 shares of common stock to be registered.

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Ashworth, Inc., a Delaware corporation (the “Company” or “we”), to register 200,000 shares of the Company’s common stock underlying options to be issued under the 2007 Nonstatutory Stock Option Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
*	Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which we have previously filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:
1.	Our Annual Report on Form 10-K for our fiscal year ended October 31, 2006 (as amended on February 28, 2007).

2.	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2007, April 30, 2007 (as amended on June 19, 2007) and July 31, 2007.

3.	Our Current Reports on Form 8-K filed with the Commission on November 22, 2006, November 28, 2006, December 15, 2006, March 7, 2007, April 19, 2007, May 25, 2007, June 6, 2007, June 12, 2007, July 3, 2007, July 20, 2007, August 2, 2007, September 7, 2007 and October 30, 2007.

4.	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on May 2, 1990, including any amendment or report filed for the purpose of updating such description.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Description of Stock Purchase Rights
     On September 23, 1998 (the “Rights Dividend Declaration Date”), the Board of Directors of Ashworth, Inc. (the “Company”) declared a dividend of one right (a “Right”) to purchase one share of Common Stock, par value $0.001 per share (the “Common Stock”) and, under certain circumstances, other securities, for each outstanding share of the Company’s Common Stock, which was distributed to stockholders of record at the close of business on October 11, 1998 (the “Record Date”). The description and terms of the Rights are set forth in a Rights Agreement dated as of February 22, 2000 between the Company and Computershare Trust Company, N.A., as Successor Rights Agent, as amended by an Amendment No. 1 dated as of July 3, 2007 (collectively, the “Rights Agreement”). The following is a brief description of the Rights. It is intended to provide a general description only and is qualified in its entirety by reference to the Rights Agreement (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on March 14, 2000 and as Exhibit 4.1 to our Current Report on Form 8-K filed on July 3, 2007 and incorporated herein by reference).
     A. Issuance of the Rights
     Each share of Common Stock outstanding at the close of business on the Record Date received one Right. In addition, prior to the earliest of the Distribution Date, a Section 13 Event or the Expiration Date (as each is hereinafter defined), one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be issued with each share of Common Stock issued after the Record Date. Following the Distribution Date and prior to the expiration or redemption of the Rights, the Company will issue one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) for each share of Common Stock issued pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date. A “Section 13 Event” shall mean any event in which (i) the Company merges or consolidates with another and the Company is not the surviving corporation; (ii) the Company merges or consolidates with another, the Company is the surviving corporation, and all or part of the Company’s common stock is exchanged for other securities, cash or property; or (iii) the Company sells or transfers more than 50% of its assets or earning power. The “Expiration Date” shall mean the earliest of (i) October 5, 2008; (ii) the date of redemption of the Rights; (iii) the date the Board orders an exchange of Rights; or (iv) the date of consummation of a tender offer approved as fair to and in the best interests of the Company and its stockholders and adequately priced with each stockholder receiving the same consideration per share in the same manner.
     B. Common Stock Certificates Represent the Rights Prior to the Distribution Date
     Prior to the Distribution Date (as hereinafter defined), no separate Rights certificates will be issued. Instead, the Rights will be evidenced by the certificates for the Common Stock to which they are attached and will be transferred with and only with such Common Stock certificates. The surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. New Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference.
     C. Distribution Date; Issuance of Rights Certificates
     The Rights will separate from the Common Stock and become exercisable and a Distribution Date will occur (the “Distribution Date”) upon the earlier of the close of business on the tenth day after (i) public announcement that a person or group of affiliated or associated persons not exempted from coverage by the Rights Agreement has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an “Acquiring Person”) or such earlier date as a majority of the directors shall become aware of the existence of an Acquiring Person (the “Stock Acquisition Date”), or (ii) the commencement of a tender or exchange offer by any person or group, if upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of the shares of Common Stock then outstanding. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights.
     D. Exercise of the Rights
     1. Rights Initially Not Exercisable. Prior to the Distribution Date, the Rights are not exercisable.
     2. Exercise of the Rights to Purchase Common Stock of the Company. At any time after the Distribution Date but prior to the earlier of the expiration, exchange or redemption of the Rights, each Right may be exercised at the stated purchase price of $40 (subject to adjustment, the “Exercise Price”) for one share of Common Stock.
     3. Exercise of the Rights to Purchase Common Stock of the Company at a Discount. In the event that at any time following the Rights Dividend Declaration Date, a person, alone or with affiliates, not exempted from coverage by the Rights Agreement becomes the beneficial owner of 15% or more of the then outstanding shares of the Company’s Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which is determined by a majority of the Directors who are not associated with an Acquiring Person and who are also not employees of the Company, to be fair to and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), then each holder of a Right will thereafter have the right to exercise the Right for Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Exercise Price of the Right. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company may substitute for all or any portion of the Common Stock that would be issuable upon exercise of the Rights, cash, assets, or other securities having the same aggregate value as such Common Stock. The Rights are exercisable as described in this paragraph only after the Company’s right of redemption (as described below) has expired. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph (a “Section 11(a)(ii) Event”), all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by an Acquiring Person will be null and void.
     4. Exercise of the Rights to Purchase Common Stock of An Acquiring Corporation. In the event that, at any time following the Stock Acquisition Date, (i) the Company is merged or consolidated with another company in a business combination transaction in which the Company is not the surviving corporation or in which the Company is the surviving corporation and all or part of the Common Stock of the Company is exchanged for stock of any other person, cash or any other property (other than a merger which follows an offer described in the preceding paragraph), or (ii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to exercise the Right for common stock of the acquiring company having a value equal to two times the Exercise Price of the Right. (An event described in this paragraph is a “Section 13 Event.”)
     5. Adjustment of Number of Rights, Purchase Price and Number of Shares of Common Stock. The Exercise Price payable and/or the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to proportionate adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) in the event holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). If at any time after the Rights Dividend Declaration Date and prior to the Distribution Date the Company declares a stock dividend on, subdivides or combines the outstanding shares of Common Stock, the number of Rights associated with each share of Common Stock shall be proportionately adjusted.
     E. Fractional Rights and Fractional Shares
     The Company is generally not required to issue fractional Rights, fractions of shares of Common Stock and, in lieu thereof, an adjustment in cash will be made based on the market price of the Rights or Common Stock, respectively.
     F. Redemption of the Rights
     In general, the Company may redeem all (but not less than all) of the Rights at a price of $.001 per Right (subject to adjustment to reflect stock splits, stock dividends, or similar transactions), at any time until the earlier of the tenth day following the Stock Acquisition Date or the close of business on October 5, 2008. This redemption period may be extended by the Board of Directors by amending the Rights Agreement as described in Paragraph H below prior to the time when the Rights become nonredeemable. The redemption price may be paid in cash, shares of Common Stock, or any other consideration the Board of Directors deems appropriate. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.
     G. Exchange of the Rights
     At any time after a Section 11(a)(ii) Event or a Section 13 Event and before any person or group acquires 50% or more of the outstanding Common Stock, the Board of Directors of the Company may cause the Company to exchange some or all of the outstanding and exercisable Rights for Common Stock at a one-to-one exchange ratio (appropriately adjusted to reflect stock splits, dividends or similar transactions). Rights may not be exercised after the Board orders their exchange. If there is not sufficient authorized unissued Common Stock to fund an exchange, the Board may fund the exchange through other consideration, including issuance of debt and/or equity. In addition, at any time before any person or group becomes an Acquiring Person, the Board may exchange some or all of the Rights for rights of substantially equivalent value.
     H. Amendments
     Other than those provisions relating to the redemption price of the Rights, any of the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors of the Company prior to the Distribution Date, without approval of the Rights holders, whether or not a supplement or amendment is adverse to the Rights holders. From and after the Distribution Date, any provisions of the Rights Agreement (other than those provisions relating to the redemption price of the Rights) may be amended by the Board of Directors in order to (i) cure any ambiguous, defective or inconsistent provision, (ii) shorten or lengthen any time period hereunder, or (iii) otherwise change a provision which the Board of Directors may deem necessary or desirable and which does not materially and adversely affect the interests of holders of Rights (other than any Acquiring Person); provided, the Rights Agreement may not be amended to (A) make the Rights again redeemable after the Rights have ceased to be redeemable, or

(B) change any other time period unless such change is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to the holders of the Rights (other than any Acquiring Person).
     I. Expiration
     The Rights will expire upon the earliest to occur of the close of business on October 5, 2008, the exchange or redemption of the Rights by the Company, or the consummation of a Permitted Offer transaction followed by a merger or consolidation of the Company with another company in which all stockholders of the Company receive the same consideration and terms as in the Permitted Offer.
     J. No Stockholder Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Ashworth, Inc. is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and that the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
     As used in this Item 6, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.
     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct, knowingly violating the law, paying an illegal dividend, approving an illegal stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Our bylaws require that directors and officers be indemnified to the maximum extent currently permitted by Delaware law.
     We have also entered into indemnification agreements with each of our non-employee directors and the following current officers: Allan H. Fletcher, Edward J. Fadel, Gregory W. Slack and Halina Balys. These indemnity agreements generally provide for indemnification by us of each such indemnified party to the fullest extent permitted by law against expenses and damages if such person is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director, officer, employee, agent or fiduciary of the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity. The indemnity agreements provide that we will advance the expenses of each such indemnified party incurred in any such proceedings prior to final disposition of the claim. In determining an indemnified party’s entitlement to indemnification, the indemnified party will be presumed entitled to indemnification, and we will have the burden of proving otherwise.
     We currently maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director, officer or a named fiduciary of a Company plan.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibit Index attached hereto is incorporated by reference herein.
Item 9. Undertakings.
(1)	The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 27, 2007.

ASHWORTH, INC.
By:	/s/Gregory W. Slack
Gregory W. Slack
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Allan H. Fletcher and Gregory W. Slack his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Allan H. Fletcher Allan H. Fletcher	Chief Executive Officer (Principal Executive Officer)	November 26, 2007

/s/ Gregory W. Slack Gregory W. Slack	Chief Financial Officer (Principal Accounting Officer)	November 26, 2007

/s/ Detlef H. Adler Detlef H. Adler	Director	November 26, 2007

/s/ Stephen G. Carpenter Stephen G. Carpenter	Director	November 26, 2007

/s/ John M. Hanson, Jr. John M. Hanson, Jr.	Director	November 26, 2007

/s/ James B. Hayes James B. Hayes	Director	November 26, 2007

/s/ Michael S. Koeneke Michael S. Koeneke	Director	November 26, 2007

/s/ David M. Meyer David M. Meyer	Chairman	November 26, 2007

/s/ James G. O’Connor James G. O’Connor	Director	November 26, 2007

/s/ John W. Richardson John W. Richardson	Director	November 26, 2007

/s/ Eric S. Salus Eric S. Salus	Director	November 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation as filed March 19, 1987 with the Secretary of State of Delaware, Amendment to Certificate of Incorporation as filed August 3, 1987 and Amendment to Certificate of Incorporation as filed April 26, 1991 (filed as Exhibit 3(a) to the Company’s Registration Statement dated February 21, 1992 (File No. 33-45078) and incorporated herein by reference) and Amendment to Certificate of Incorporation as filed April 6, 1995 (filed as Exhibit 3(a) to the Company’s Form 10-K for the fiscal year ended October 31, 1994 (File No. 001-14547) and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on February 23, 2000 (File No. 001-14547) and incorporated herein by reference).

4.3	Amended and Restated Rights Agreement dated as of February 22, 2000 by and between Ashworth, Inc. and American Securities Transfer & Trust, Inc. (filed as Exhibit 4.1 to the Company’s Form 8-K filed on March 14, 2000 (File No. 001-14547) and incorporated herein by reference).

4.4	Amendment No. 1 dated as of July 3, 2007 to the Amended and Restated Rights Agreement dated as of February 22, 2000 by and between Ashworth, Inc. and Computershare Trust Company, N.A., as successor Rights Agent (filed as Exhibit 4.1 to the Company’s Form 8-K filed on July 3, 2007 (File No. 001-14547) and incorporated herein by reference).

4.5	Ashworth, Inc. 2007 Nonstatutory Stock Option Plan (filed as Exhibit 10.2 to the Company’s Form 8-K filed on October 30, 2007 (File No. 001-14547) and incorporated herein by reference).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on the signature page hereto).